EXHIBIT 10.3
Numerex Corp.

2014 Stock and Incentive Plan

Restricted Stock Units Grant Notice

Numerex Corp. (the “Company”), pursuant to its 2014 Stock and Incentive Plan (the “Plan”), hereby grants to you (the “Grantee”) a restricted stock units award (the “Award”) covering the number of restricted stock units (the “RSUs”) indicated below.  This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Units Agreement and the Plan, each of which is attached hereto and incorporated herein in its entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Grantee:
Address:
Total Number of RSUs Awarded:
Fair Market Value per RSU on Date of Grant:
Total Fair Market Value of RSUs Awarded on Date of Grant:
Date of Grant:
Vesting Commencement Date:
Vesting Schedule
Subject to the limitations set forth in this Notice, the Plan and the Restricted Stock Units Agreement, the RSUs, to the extent not previously forfeited, shall vest in cumulative installments in accordance with the following schedule: first, with respect to twenty-five percent (25%) of the RSUs, on the first anniversary of the Date of Grant; and thereafter, in equal increments of twenty-five percent (25%) of the RSUs on an annual basis beginning on the second anniversary of the Date of Grant.
If the Grantee’s Service terminates as a result of death prior to the RSUs becoming fully vested, an additional number of RSUs shall vest calculated by multiplying (i) a fraction, the numerator of which is the number of months of the Grantee’s Service since the immediately preceding annual anniversary date of the Date of Grant (rounded up to the nearest whole month) and the denominator of which is twelve (12) by (ii) 25% of the total number of RSUs.

By accepting (whether in writing, electronically or otherwise) the Award, Grantee acknowledges and agrees to the following:

Grantee understands that Grantee’s Service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Restricted Stock Units Agreement or the Plan changes the at-will nature of that relationship.  Grantee acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing Service.  Grantee also understands that this Notice is subject to the terms and conditions of both the Restricted Stock Units Agreement and the Plan, both of which are incorporated herein by reference. Grantee has read both the Restricted Stock Units Agreement and the Plan.  By acceptance of this Award, Grantee consents to the electronic delivery of the Notice, the Restricted Stock Units Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs.  If the Restricted Stock Units Grant Notice and Agreement is not executed by Grantee within thirty (30) days of the Date of Grant above, then this Award shall be void.

Numerex Corp. By: signature Title: Date:	Grantee By: signature Date:

Attachment I

Numerex Corp.

2014 Stock and Incentive Plan

Restricted Stock Units Agreement

Unless otherwise defined in this Restricted Stock Units Agreement (the “Agreement”), any capitalized terms used herein shall have the meaning ascribed to them in the Numerex Corp. 2014 Stock and Incentive Plan (the “Plan”).

The Grantee has been granted the RSUs, which are subject to the terms and conditions of the Plan, Restricted Stock Units Grant Notice (the “Notice”) and this Agreement.

1. Grant of RSUs.  The Grantee named in the Notice has been granted the number of RSUs specified in the Notice.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement or the Notice, the terms and conditions of the Plan shall prevail.

2. Vesting; Forfeiture.  The RSUs shall vest, subject to the Grantee’s continuing Service, in accordance with the schedule set forth in the Notice.  Upon the Grantee’s termination of Service for any reason (including by reason of disability), the RSUs shall be immediately forfeited, except to the extent they have previously vested or as otherwise provided in the Notice and/or this Agreeement.  Notwithstanding anything to the contrary herein or in the Notice, in the event of a Change in Control, all RSUs not previously forfeited shall immediately vest.  The term “Change in Control” means the occurrence of any of the following (i) the consummation by the Company of a sale, transfer or assignment, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company other than to one or more affiliates of the Company or one or more entities owned by stockholders of the Company in substantially the same proportions as their stock ownership in the Company, (ii) any “person” (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding affiliates of the Company and employee benefit plans of the Company and its affiliates, becomes the beneficial owner of more than 50% of the outstanding voting stock of the Company other than as the result of the direct purchase of securities from the Company, or (iii) the consummation by the Company of a merger or consolidation with or into any other entity, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the surviving entity immediately after such merger or consolidation.

3. Payment of RSUs.  With respect to the RSUs that have become vested, the Company shall deliver to the Grantee within thirty days of vesting the number of Shares equal to the number of RSUs that have become vested, subject to Section 7(i) hereof.

4. No Rights as Shareholder.  The Grantee shall have no rights as a shareholder of the Company with respect to the RSUs prior to the issuance of actual Shares to the Grantee after the vesting of RSUs.

5. Limited Transferability of RSUs.  These RSUs shall not be transferable except by will or by the laws of descent and distribution and are payable during the lifetime of the Grantee only to the Grantee.  In addition, subject to the approval of the Board, or a duly authorized Officer, the RSUs may be transferred pursuant to the terms of a domestic relations order or official marital settlement agreement.

6. No Right To Continue in Service.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or an Affiliate of the Company, to terminate Grantee’s Service, for any reason, with or without cause.  The term “Service” means, if the Grantee is (a) an employee of the Company and/or any of its Affiliates (as determined by the Committee in its discretion), the Grantee’s service as an employee of the Company and/or any of its Affiliates, (b) a member of the Board or the board of directors of an Affiliate but not an employee of the Company or any of its Affiliates (as determined by the Committee in its discretion), the Grantee’s service as a member of such Board or board of directors, or (c) a consultant, advisor or independent contractor to the Company or any of its Affiliates (as determined by the Committee in its discretion) and is not described in the preceding clause (b), the Grantee’s service as a consultant, advisor or independent contractor to the Company and/or any of its Affiliates.  The Grantee’s Service shall not be treated as having terminated if the capacity in which the Grantee provides Service, as described in the preceding sentence, changes, provided that the Grantee’s Service is continuous notwithstanding such change.

7. Miscellaneous.

(a) Acknowledgment. The Company and the Grantee agree that the RSUs are granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). The Grantee: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that the Grantee has carefully read and is familiar with their provisions and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

(b) Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the RSUs hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Compliance with Laws and Regulations.  The issuance of the RSUs and any Shares pursuant thereto shall be subject to and conditioned upon compliance by the Company and the Grantee with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

(d) Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(e) Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f) Notices.  Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to the Grantee shall be addressed to such Grantee at the address maintained by the Company for such person or at such other address as the Grantee may specify in writing to the Company.

(g) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(h) Section 409A.  The RSUs awarded pursuant to the Notice and this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the Notice and Agreement shall be interpreted accordingly.

(i) Withholding.  The number of Shares to be delivered to the Grantee upon payment of vested RSUs shall be reduced by a number of Shares with a fair market value equal to the minimum amount the Company is required to withhold for income and employment taxes.